UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): August 15, 2008
CALIFORNIA WATER SERVICE GROUP
(Exact name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	1-13883 (Commission file number)	77-0448994 (I.R.S. Employer Identification Number)

1720 North First Street San Jose, California (Address of principal executive offices)	95112 (Zip Code)
(408) 367-8200
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
     On August 15, 2008, California Water Service Group (the “Company”) completed the redemption of all 139,000 outstanding shares of its 4.4% Series C preferred stock, par value $25 per share (the “Preferred Stock”). The Preferred Stock was redeemed in cash at a redemption price of $26.75 per share. At the time of the redemption, there were no accrued and unpaid dividends in respect of the Preferred Stock. As a result of the redemption, all shares of the Preferred Stock have been cancelled and are no longer outstanding. Prior to the redemption, the Preferred Stock was quoted on the OTC Bulletin Board under the symbol “CWSCP.” The transaction was completed through American Stock Transfer & Trust Company LLC in accordance with the Certificate of Incorporation of the Company.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALIFORNIA WATER SERVICE GROUP
Date: August 15, 2008	By:	/s/ Calvin Breed
		Name:	Calvin Breed
		Title:	Controller, Assistant Secretary and Assistant Treasurer